UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Sprint Settlement

On December 28, 2007, Vonage Holdings Corp. (the “Company”) and Sprint Communications Company L.P. (“Sprint”) entered into a Settlement Agreement (the “Agreement”) effective October 27, 2007, to implement the terms of the Binding Memorandum of Understanding (the “MOU”) entered into by the parties on October 7, 2007.

Background

Pursuant to the terms of the MOU:

On October 19, 2007, the Company paid Sprint the sum of $80 million.

On November 16, 2007, the parties filed a joint motion for dismissal with prejudice, dismissing all claims and counterclaims in the patent infringement lawsuit Sprint filed against the Company in the United States District Court for the District of Kansas.

On November 19, 2007, the parties filed a joint motion for dismissal with prejudice, dismissing all claims and counterclaims against Sprint in the case of Digital Packet Licensing Inc. v. SBC Internet Services, Inc. et al., pending in the United States District Court for the Northern District of Texas, which alleged patent infringement against Sprint.

Cross-License

The Agreement provides that the Company will receive a non-exclusive, fully-paid, non-refundable, non-sublicensable, non-transferable (except as provided for in the Agreement) license in the United States to all of Sprint’s patents in its Voice over Packet (“VoP”) patent portfolio in a field of use covering (i) voice over internet protocol (“VoIP”) services in which the user accesses the Company’s VoIP network over a data connection, (ii) related network architectures, and (iii) related customer equipment. Sprint shall obtain, pursuant to the terms of the Agreement, a license to all of the Company’s patents issued in the future for VoP technology, which license will expire when Sprint’s license to the Company or its successors is terminated.

Previous Settlement

The Agreement provides that within twenty-one days of the execution of the Agreement, Sprint, at its option, may elect to accept the terms and conditions of the settlement agreement that the Company entered into on October 25, 2007 with Verizon Services Corp. in the matter of Verizon Servs. Corp. v. Vonage Holdings Corp. et al., Case No. 06-0682, in the United States District Court for the Eastern District of Virginia (the “Verizon Agreement”), as those terms and conditions are reasonably conformed to Sprint’s circumstances, in lieu of the terms and conditions of this Agreement. However, Sprint shall not be entitled to the financial terms of the Verizon Agreement for any funds paid to Verizon after the one-year period following the execution of the Agreement. Please see the Company’s Current Report on Form 8-K, dated October 25, 2007, as amended, for a discussion of the Verizon Agreement.

Transferability

The Agreement includes certain restrictions on the transferability of the license granted by Sprint to the Company. If the Company is acquired by AT&T or Verizon or any successor thereto (a “Telecom Company”), then the acquiring company shall only obtain a license for a portion of Sprint’s VoP patent portfolio, which would include those patents that were the subject of the Company’s litigation with Sprint. Furthermore, the license to any Telecom Company would only cover the Company’s existing customer base (as adjusted for the Company’s historical growth rate) and would terminate if the Telecom Company asserts any patent infringement claim against Sprint, its affiliates or certain Sprint strategic partners as defined in the Agreement.

If the Company is acquired by an entity that is not a Telecom Company, then the acquiring company would obtain a license for all of the Sprint patents within its VoP portfolio for its existing customer base as adjusted for the Company’s historical growth rate. However, if the acquiring company is an entity that has less than 10% of the Company’s VoP customers falling within the field of use at the time of acquisition, the license would cover the entire customer base of the combined entity. Unless Sprint has first filed a patent infringement suit against the acquiring company, the acquiring company’s license terminates if it or any affiliated entity asserts a patent infringement action against Sprint, its affiliates and certain Sprint strategic partners as defined in the Agreement.

The Agreement contains additional restrictions on transfer, including restrictions on subsequent transfers by acquiring parties and transfers to parties against whom Sprint has filed a patent infringement suit.

Covenant Not to Sue

Pursuant to the terms of the Agreement, each party agreed not to assert infringement claims against the other party for any party’s current commercial business activities as of the date of the Agreement or previously provided commercial business activities. The Company also agreed not to assert any other infringement action against Sprint unless Sprint first files a patent infringement claim against the Company for activities not licensed or not covered by the Agreement. The covenants not to sue are non-transferable.

Termination

The Agreement terminates on May 5, 2014.

The description of the Agreement contained herein is qualified in its entirety by the complete text of the Agreement.

Nortel Memorandum of Understanding

On December 28, 2007 (the “Effective Date”), the Company and Nortel Networks Inc.  and Nortel Networks Ltd. (collectively, “Nortel”) entered into a Memorandum of Understanding (the “Nortel MOU”), pursuant to which the parties agreed in principle to end the litigation pending between them.

Dismissal of Litigation

Pursuant to the terms of the Nortel MOU, the Company and Nortel agree to file within five days of the execution of the final settlement agreement between the parties Joint Stipulations for Dismissal, without costs, dismissing without prejudice all claims and counterclaims in Vonage Holdings Corp. v. SBC Internet Services, Inc., et al., pending in the United States District Court for the Northern District of Texas, Fort Worth Division, and Vonage Holdings Corp v. Nortel Networks Inc., et al., pending in the United States District Court for the District of Delaware. Further, Vonage agrees to release Nortel Customer Central Telephone from all claims related to three Vonage patents in the Texas action.

Cross-License

The Nortel MOU provides that the Company is willing to grant to Nortel and its affiliates a worldwide, non-exclusive, paid-up, transferable (subject to certain limitations) license under three of the Company’s patents relating to VoIP technology (the “Vonage Patents”) and is willing to negotiate with Nortel to arrive at mutually agreeable terms and restrictions for such a license, including provisions that would provide Nortel the right to grant limited sublicenses to its customers to use the licensed products and services when manufactured or sold by Nortel, and to transfer the license rights in conjunction with a change of control of Nortel.

Pursuant to the terms of the Nortel MOU, Nortel is willing to grant to the Company and its affiliates a worldwide, non-exclusive, paid-up, transferable (subject to certain limitations) license under three of Nortel patents relating to VoIP technology and is willing to negotiate with the Company to arrive at mutually agreeable terms and restrictions for such a license, including provisions that would provide the Company the right to grant limited sublicenses to its customers to use the licensed products and services, and to transfer the license rights in conjunction with a change of control of the Company.

Either party may terminate the licenses described above if the other party (a) brings a patent infringement suit against that party with respect to patents not licensed thereunder or (b) brings a patent infringement suit against a third party which third party asserts a good faith claim of indemnification against either Vonage or Nortel or any of their affiliates.

Covenant Not to Sue

The Company covenants not to sue Nortel customers for patent infringement of the three licensed Vonage Patents by reason of Nortel customers using licensed products or services and will not seek any damages or costs either during the term of the license or prior to the Effective Date from Nortel customers for such use; provided, however, such covenant will become ineffective should Nortel bring a patent infringement suit against the Company or any of its customers, prior to the Company bringing any such suit against Nortel.

The description of the Nortel MOU contained herein is qualified in its entirety by the complete text of the Nortel MOU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: January 3, 2008	By:	/s/ John S. Rego
John S. Rego Executive Vice President, Chief Financial Officer and Treasurer